UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2016

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws.

On February 2, 2016, MMRGlobal, Inc. (the "Company") filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware effecting a five for one reverse stock split of the Company's common stock (the "Reverse Stock Split"). The Company has notified the Financial Industry Regulatory Authority ("FINRA") of the Reverse Stock Split. The Reverse Stock Split became effective in the marketplace after FINRA approval, which the occurred on or about February 5, 2016, to become effective on February 8th at which time every five (5) shares of the Company's issued and outstanding common stock were automatically converted into one (1) issued and outstanding share of the Company's common stock, without any change in the par value per share. The Certificate of Amendment provides that no fractional shares will be issued. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

A copy of our press release dated February 5, 2016, announcing the Reverse Stock Split, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Trading of the Company's common stock will continue on the OTC Markets on a Reverse Stock Split-adjusted basis under the symbol MMRF with a D affixed for 20 business days. The new CUSIP number for the Company's common stock following the Reverse Stock Split is 255892 200.

Item 9.01    Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No. Description

Exhibit 3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of MMRGlobal, Inc.

Exhibit 99.1 Press Release, dated February 5. 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
February 8, 2016	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MMRGlobal, Inc.
99.1	Press Release, dated February 5. 2016